UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On January 5, 2012, Colfax Corporation (the “Company”) held its special meeting of stockholders (the “Special Meeting”), at which four proposals were submitted to the Company’s stockholders. The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on December 19, 2011.  The final results for each proposal are set forth below.

Proposal 1: Issuance of Securities to the BDT Investor

The Company's stockholders approved (i) the issuance to BDT CF Acquisition Vehicle, LLC (the "BDT Investor") of 14,756,945 shares of Common Stock and 13,877,552 shares of newly-created Series A Preferred Stock in order to raise a portion of the funds required to complete the acquisition of Charter International plc ("Charter") and (ii) the issuance of shares of Common Stock upon conversion of such Series A Preferred Stock. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
38,763,145	59,584	3,548	—

Proposal 2: Issuance of Securities to the Other Investors

The Company's stockholders approved the issuance of 2,170,139 shares of Common Stock to Mitchell P. Rales, 2,170,139 shares of Common Stock to Steven M. Rales and 1,085,070 shares of Common Stock to Markel Corporation in order to raise a portion of the funds required to complete the acquisition of Charter. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
38,761,607	61,171	3,499	—

Proposal 3: Issuance of Securities in the Acquisition of Charter

The Company's stockholders approved the issuance of up to 20,832,469 shares of Common Stock to security holders of Charter in connection with the acquisition of Charter. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
38,761,345	60,383	4,549	—

Proposal 4: Amendment and Restatement of Colfax's Certificate of Incorporation

The Company's stockholders approved an Amended and Restated Certificate of Incorporation, to be filed with the Secretary of the State of Delaware immediately before the closing of issuances contemplated above, to increase the Company's authorized share capital and grant certain rights to the BDT Investor in connection with its investment in Company shares contemplated above. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
38,714,822	107,513	3,942	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: January 5, 2012	By:	/s/ C/ Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer